Exhibit 10.9

FORM OF

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of ________________________ 2019 by and between Fortis Minerals, LLC, a Delaware limited liability company (the “Company”), and _______________________ (“Indemnitee”).

RECITALS:

WHEREAS, directors, officers and other persons in service to business enterprises may be subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as directors, officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Company’s Limited Liability Company Agreement (as may be amended from time to time, the “LLC Agreement”) requires the Company to exculpate and indemnify, to the fullest extent permitted by the Delaware Limited Liability Company Act (the “Delaware LLC Act”), each of the Sponsor Entities (as defined herein) and their affiliates, as well as each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was a director or officer of the Company or a subsidiary of the Company, among others, unless there has been a final and nonappealable judgment entered by a court of competent jurisdiction determining that such losses or liabilities were the result of conduct in which such officer or director engaged in Bad Faith (as defined herein);

WHEREAS, this Agreement is a supplement to and in furtherance of the LLC Agreement, the Delaware LLC Act and the Certificate of Formation of the Company (as may be amended from time to time, the “Certificate of Formation”) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (i) the Company recognizes Indemnitee’s need for protection against personal liability and desires to provide Indemnitee with specific contractual assurance that the protection promised by the Company’s LLC Agreement will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such LLC Agreement or any change in the composition of the Board), (ii) Indemnitee may not be willing to serve or continue to serve as a director or officer of the Company without adequate protection, (iii) the Company desires Indemnitee to serve in such capacity and (iv) Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. (a) As used in this Agreement:

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Bad Faith” means, with respect to any determination, action or omission, that the Indemnitee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was adverse to the interests of the shareholders of the Company or, with respect to any criminal conduct, with knowledge that such determination, action or omission was unlawful.

“Company Status” describes the status of a person who is or was a director, officer, employee or agent of (i) the Company or (ii) any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.

“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, document and e-discovery costs, litigation expenses, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses shall also include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, or in respect of or relating to, any Proceeding, including, without limitation, the premium and security for, and other costs relating to, any cost bond, supersedeas bond or other appeal bond or its equivalent, (ii) for purposes of Section 11(d) hereof only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and (iv) any interest, assessments or other charges in respect of the foregoing. Expenses shall not include Liabilities.

“Indemnity Obligations” shall mean all obligations of the Company to Indemnitee under this Agreement, including the Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” shall mean a law firm of fifty (50) or more attorneys, or a member of a law firm of fifty (50) or more attorneys, that is experienced in matters of limited liability companies and corporate law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, or in respect of or relating to any Proceeding, including, without limitation, amounts paid in settlement of any Proceeding and all costs and expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, inquiry, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature, in each case, in which Indemnitee was, is or will be, or is threatened to be, involved as a party, witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any actual or alleged action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or inaction) on Indemnitee’s part while acting as director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement can be provided under this Agreement.

“Sponsor Entities” means EnCap Energy Capital Fund VII, L.P., EnCap Energy Capital Fund IX, L.P., EnCap Energy Capital Fund X, L.P. and any of their respective Affiliates and any investment fund or other Person advised or managed by any Sponsor Entity; provided, however, that neither the Company nor any of its subsidiaries shall be considered a Sponsor Entity hereunder.

(b) For the purpose hereof and without limitation, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 2. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding (other than any Proceeding brought by or in the right of the Company to procure a judgment in its favor, which is provided for in Section 3 below), or any claim, issue or matter therein.

Section 3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, issue or matter therein. No indemnification for Liabilities and Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnification.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, including any rights to indemnification pursuant to Sections 2 or 3 hereof, to the fullest extent permitted by applicable law, to the extent that Indemnitee is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved Proceeding, claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any Proceeding or claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, and to the extent that Indemnitee is, by reason of Indemnitee’s Company Status, a witness or otherwise a participant, including by a request to respond to discovery requests, receipt of a subpoena or similar demand for documents or testimony, in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, Indemnitee shall be indemnified against all Expenses suffered or incurred (or, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify or hold harmless Indemnitee, or, in the case of paragraphs (a) and (d) below, to advance Expenses to Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy obtained by the Company except with respect to any excess beyond the amount paid under such insurance policy;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements) or in respect of claw-back provisions promulgated under the rules and regulations of the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act;

(d) except as provided in Section 11(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) such Proceeding is being brought by Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement (for the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (A) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (B) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee);

(e) on account of conduct of the Indemnitee that is adjudged in a final adjudication by a court of competent jurisdiction from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 11 hereof, if the Indemnitee elects to seek such arbitration, to constitute Bad Faith; or

(f) if a final decision by a court having jurisdiction in the matter that is not subject to appeal shall determine that such indemnification is not lawful.

Section 7. Advancement. In accordance with the pre-existing requirements of the LLC Agreement, and notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by applicable law, the Expenses and Liabilities reasonably incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses reasonably incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced to the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company. Nothing in this Section 7 shall limit Indemnitee’s right to advancement pursuant to Section 11(d) of this Agreement. This Section 7 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Sections 6(a) or (d) hereof.

Section 8. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall promptly notify the corporate secretary of the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement hereunder following the receipt by Indemnitee of written notice thereof (the date of such notification, the “Submission Date”). The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification or advancement under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding, including any appeal therein. Any delay or failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise, and any delay or failure in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The corporate secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification or advancement.

(b) In the event Indemnitee is entitled to indemnification and/or advancement with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain counsel (including local counsel) selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed) to defend Indemnitee in such

Proceeding at the sole expense of the Company, or (ii) have the Company assume the defense of Indemnitee in such Proceeding, in which case the Company shall assume the defense of such Proceeding with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of the Company’s receipt of written notice of Indemnitee’s election to cause the Company to do so. If the Company is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and the Company shall be solely responsible for all fees and expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Company (and any other party or parties entitled to be indemnified by the Company with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Company (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Company (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate counsel at its own expense. If the Company has responsibility for defense of a Proceeding, the Company shall provide the Indemnitee and its counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The Company may not settle or compromise any Proceeding without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 9. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 8(a) hereof, if any determination by the Company is required by applicable law with respect to Indemnitee’s entitlement thereto, such determination shall be made (i) if Indemnitee shall request such determination be made by Independent Counsel, by Independent Counsel, and (ii) in all other circumstances, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the shareholders of the Company holding a majority of the equity securities of the Company present at a meeting of the shareholders and entitled to vote; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall, to the fullest extent permitted by law and the LLC Agreement, be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 9(a) has been made. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Liabilities and Expenses arising out of or relating to this Agreement or its engagement pursuant hereto.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(a) hereof, (i) the Independent Counsel shall be selected by the Company within ten (10) days of the Submission Date (the cost of such Independent Counsel to be paid by the Company), (ii) the Company shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and (iii) Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company Indemnitee’s written objection to such selection. Such objection by Indemnitee may be asserted only on the ground that the Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in this Agreement. If such written objection is made and substantiated, the Independent Counsel selected shall not serve as Independent Counsel unless and until Indemnitee withdraws the objection or a court has determined that such objection is without merit. Absent a timely objection, the person so selected shall act as Independent Counsel. If no Independent Counsel shall have been selected and not objected to before the later of (A) thirty (30) days after the Submission Date and (B) ten (10) days after the final disposition of the Proceeding, including any appeal therein, each of the Company and Indemnitee shall select a law firm or member of a law firm meeting the qualifications to serve as Independent Counsel, and such law firms or members of law firms shall select the Independent Counsel.

Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has acted in Bad Faith or failed to meet any other applicable standard of conduct.

(b) Subject to Section 11(d) hereof, if the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification required under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if (i) the determination is to be made by Independent Counsel and Indemnitee objects to the Company’s selection of Independent Counsel and (ii) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation or information relating thereto; provided further, however, that such 60-day period may also be extended for a reasonable time, not to exceed an additional sixty (60) days, if the determination of entitlement to indemnification is to be made by the shareholders of the Company.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee acted in Bad Faith.

(d) For purposes of any determination of Bad Faith, Indemnitee shall be deemed to have not acted in Bad Faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 11. Remedies of Indemnitee.

(a) Subject to Section 11(e) hereof, in the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been timely made pursuant to Section 9(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 4 or 5 or the third to the last sentence of Section 9(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Sections 2 or 3 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or (vi) in the event that the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification or advancement. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 9(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c) If a determination shall have been made pursuant to Section 9(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent a prohibition of such indemnification under applicable law.

(d) The Company shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by applicable law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or the LLC Agreement, or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein; provided that, in absence of any such determination with respect to such Proceeding, the Company shall advance Expenses with respect to such Proceeding.

Section 12. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Formation, the LLC Agreement, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Company Status prior to such amendment, alteration or repeal. The Company shall not adopt any amendment or alteration to, or repeal of, the Certificate of Formation or the LLC Agreement, the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to indemnification pursuant to this Agreement, the LLC Agreement or applicable law relative to such rights prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the LLC Agreement or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change as of the effective date of this Agreement, to the fullest extent permitted by applicable law and the LLC Agreement. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement and insurance provided by one or more Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by applicable law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) to indemnify Indemnitee or advance Expenses or Liabilities to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify Indemnitee and advance Expenses or Liabilities to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers advances or extinguishes any liability or loss that is the subject of any Indemnity Obligation owed by the Company or payable under any Company insurance policy, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid that would otherwise be payable by the Company or its insurer or insurers under this Agreement.

In no event will payment of an Indemnity Obligation by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). Any indemnification, insurance or advancement provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) with respect to any liability arising as a result of Indemnitee’s Company Status or capacity as an officer or director of any Person is specifically in excess over any Indemnity Obligation of the Company or valid and any collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement.

(c) The Company shall maintain an insurance policy or policies providing liability insurance providing reasonable and customary coverage as compared with similarly situated companies (as determined by the Board in its reasonable discretion) for directors, officers, employees, trustees or agents of any Enterprise, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, trustee or agent under such policy or policies and such policies shall provide for and recognize that the insurance policies are primary to any rights to indemnification, advancement or insurance proceeds to which Indemnitee may be entitled from one or more Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) to the same extent as the Company’s indemnification and advancement obligations set forth in this Agreement. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Company shall be subrogated to the rights of recovery of Indemnitee, including rights of indemnification provided to Indemnitee from any other person or entity with whom Indemnitee may be associated; provided, however, that the Company shall not be subrogated to the extent of any such payment of all rights of recovery of Indemnitee with respect to any Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity).

(e) The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 13. Duration of Agreement; Not Employment Contract. This Agreement shall continue until and terminate upon the latest of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as director, officer, employee or agent of the Company or any other Enterprise, (ii) one (1) year after the date of final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding, including any appeal, commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto or (iii) the expiration of all statutes of limitation applicable to possible Proceedings to which Indemnitee may be subject arising out of Indemnitee’s Company Status. The indemnification provided under this Agreement shall continue as to the Indemnitee even though he or she may have ceased to be a director or officer of the Company or of any of the Company’s direct or indirect subsidiaries or to have Company Status. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries or any other Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any other Enterprise), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director of the Company, by the Certificate of Formation, the LLC Agreement or the Delaware LLC Act.

Section 14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 15. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee or agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Formation, the LLC Agreement and applicable law, and shall not be deemed a substitute therefor, nor diminish or abrogate any rights of Indemnitee thereunder.

Section 16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

Section 17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission or email, with receipt of oral confirmation that such transmission, or with receipt of a confirmation response email, has been received:

(i)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(ii)	If to the Company to

Fortis Minerals, LLC

1111 Bagby Street, Suite 2150

Houston, Texas 77002

Attention: Corporate Secretary

ashleyy@fortisminerals.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 18. Contribution. To the fullest extent permissible under applicable law and the LLC Agreement, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and transaction(s) giving cause to such Proceeding; and (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and transaction(s).

Section 19. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) consent to service of process at the address set forth in Section 17 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware; (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 21. Third-Party Beneficiaries. The Sponsor Entities are intended third-party beneficiaries of this Agreement and shall have all of the rights afforded to Indemnitee under this Agreement.

Section 22. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

FORTIS MINERALS, LLC	INDEMNITEE

By:	By:

Name:	Name:
Title:	Title:

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT